Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas M. Dougherty, William H. Seippel and Barbara L. Blackford his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and sign the annual report on Form 10-K of AirGate PCS, Inc. ("AirGate") and any or all amendments, including any post-effective amendments, to the 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Signature                      Title                            Date


 /s/ Thomas M. Dougherty       President, Chief Executive      December 15, 2003
 ---------------------------   Officer and Director
     Thomas M. Dougherty       (Principal Executive Officer)



 /s/ Robert A. Ferchat         Chairman and Director           December 12, 2003
 --------------------------
     Robert A. Ferchat


 /s/ Stephen R. Stetz          Director                         December 9, 2003
 ------------------------
     Stephen R. Stetz